Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 Nos. 333-193735, 333-195957, 333-201672, 333-208948, 333-215421, 333-222471, 333-229161, 333-235942, 333-252350, 333-262377 and 333-269396) pertaining to the 2013 Equity Incentive Plan and 2023 Equity Incentive Plan of Trevena, Inc. of our report dated March 30, 2023, with respect to the consolidated financial statements of Trevena, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 17, 2023